EXHIBIT 5.1
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                       Opinion of Igler & Dougherty, P.A.

                                      IGLER
                                        &
                                 DOUGHERTY, P.A.

     Tallahassee Office                                Tampa Office
     ------------------                                ------------


    1501 Park Avenue East                         Franklin Exchange Building
 Tallahassee, Florida 32301                 633 North Franklin Street, Suite 601
 (850) 878-2411 - Telephone                          Tampa, Florida 33602
 (850) 878-1230 - Facsimile                      (813) 307-0510 - Telephone
 e-mail: idhlaw@nettally.com                     (813) 307-0415 - Facsimile





                                ATTORNEYS AT LAW
                                ----------------



                          REPLY TO: TALLAHASSEE OFFICE


                                  April 1, 2002


                                                             VIA FEDERAL EXPRESS
                                                             -------------------

Board of Directors
FPB Bancshares, Inc.
1301 S.E. Port St. Lucie Blvd.
Port St. Lucie, Florida 34952


         RE:      FPB Bancorp, Inc. Registration Statement on
                  Form SB-2 for 500,000 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel for FPB Bancorp, Inc. ("FPB Bancorp") in connection with the proposed public offering of the shares of its $.01 par value common stock covered by the above-described registration statement.

         In  connection  therewith, we have examined the following:

         o The Articles of Incorporation of FPB Bancorp, as filed with the Secretary of State of the State of Florida;

         o    The Bylaws of FPB Bancorp;

         o A Resolution of FPB Bancorp' Board of Directors, certified as correct and complete by the Secretary of FPB Bancorp, authorizing the sale of up to 500,000 shares of FPB Bancorp common stock;

         o Certificate of Active Status with respect to FPB Bancorp, issued by the Secretary of State of the State of Florida; and

         o    The registration statement, including all exhibits thereto.

Board of Directors
FPB Bancorp, Inc.
April 1, 2002
Page 2

         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         o FPB Bancorp has been duly incorporated and is validly existing under the laws of the State of Florida.

         o The 500,000 shares of $.01 par value common stock covered by the registration statement have been legally authorized and when issued in accordance with the terms described in said registration statement, will be validly issued, fully paid and non- assessable.

         We consent to the filing of this opinion as an exhibit to the aforementioned registration statement on Form SB-2 and to any amendments thereto. We also consent to the reference to this firm under the caption "Legal Matters" in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Sincerely,

                                                     IGLER & DOUGHERTY, P.A.


                                                     /s/ Herbert D. Haughton
                                                     -----------------------
                                                     Herbert D.  Haughton